Exhibit 99.1

SUBSCRIPTION AGREEMENT OF GOLDEN QUEEN MINING CO. LTD.

BETWEEN: GAMMON GOLD INC.	(the “Subscriber”)

AND: GOLDEN QUEEN MINING CO. LTD.	(the “Issuer”)

Subject and pursuant to the terms set out in “Terms and Conditions of Private Placement Subscription Agreement”, attached hereto, the Subscriber hereby irrevocably subscribes for, and on the closing date will, subject to the satisfaction of the terms and conditions herein, purchase from the Issuer 5,000,000 Units of the Issuer (the “Units”) at a price of $1.60 per Unit for a total subscription price of $8,000,000 (the “Purchase Price”), payment for which accompanies this Subscription Agreement in accordance with section 1 of the attached “Terms and Conditions of Private Placement Subscription Agreement”.

Each Unit is comprised of one common share of the Issuer (a “Share”), one quarter (1/4) of one non-transferable share purchase warrant (each whole warrant a “1.75 Warrant”), and one quarter (1/4) of one non-transferable share purchase warrant (each whole warrant a “2.00 Warrant” and collectively with the 1.75 Warrants the “Warrants”). Each 1.75 Warrant entitles the Subscriber to purchase one additional common share of the Issuer (a “Warrant Share”) at a price of $1.75 for a period of 18 months from the Closing Date. Each 2.00 Warrant entitles the Subscriber to purchase one Warrant Share at a price of $2.00 for a period of 18 months from the Closing Date. All dollar amounts in this Subscription Agreement are in Canadian currency unless otherwise noted. Capitalized Terms not defined above are defined in the attached “Terms and Conditions of Private Placement Subscription Agreement”.

The Subscriber owns directly or indirectly, or exercises control or direction over, 0 outstanding common shares of the Issuer and convertible securities entitling the Subscriber to acquire additional common shares of the Issuer which, if converted, in the aggregate would represent 0 common shares of the Issuer.

SIGNED BY the Subscriber this 1st day of June, 2010.

/s/ René Marion Authorized Signatory of Subscriber

René Marion Print name of person signing and Capacity or Title

c/o Gammon Gold, Inc. Address of Subscriber

1701 Hollis Street, Suite 400 Halifax, Nova Scotia B3J 2Z1

Registration and Delivery instructions of Subscriber: Register the Securities as set forth below:	Deliver the Securities as set forth below:

Name	Name

Account reference, if applicable	Account reference, if applicable

Address	Address

Accepted this 1st day of June, 2010 by Golden Queen Mining Co. Ltd.

Per: /s/ H. Lutz Klingmann H. Lutz Klingmann, President

TERMS AND CONDITIONS OF

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

1.	Delivery and Use of Purchase Price. The Subscriber hereby subscribes for and agrees to purchase the Units for the Purchase Price. The undersigned agrees to concurrently deliver to the Issuer on or before the Closing Time (as defined in Section 4 below) the Purchase Price, and fully completed and executed copies of this Subscription Agreement and the attached schedules hereto. The Purchase Price shall be paid by certified cheque or wire transfer either payable directly to the Issuer and shall be held in trust by counsel to the Issuer, being the Vancouver law firm of Morton & Company pending Closing. The Shares and Warrants are to be issued and delivered in accordance with the instructions provided on the first page of this Agreement, and consistent with the terms of this Subscription Agreement. The term “Securities” used herein refers to the Shares, the Warrants and the Warrant Shares, upon due exercise of the Warrants.

2.	Conditions of Purchase. In connection with the purchase of the Units, the following documents are attached hereto which the Subscriber must complete and sign, as required, and return to the Issuer, together with an executed copy of this Subscription Agreement:

(a)	Schedule “A”, Subscriber’s Certificate.

The obligation of the Issuer to sell the Securities to the Subscriber is subject to, among other things, the conditions that:

(a)	the Subscriber executes and returns all documents required by applicable securities legislation and the Toronto Stock Exchange (the “Exchange”) to the Issuer;

(b)	all necessary regulatory approvals being obtained prior to the Closing Date; and

(c)	the Closing Date occurring no later than June 1, 2010.

3.	Regulatory Compliance by Subscriber: The Subscriber agrees, on its own behalf and on behalf of any purchaser for whom it is acting, to comply with all applicable securities laws, including the federal securities laws of the United States, and with the policies of the Exchange concerning the purchase, the holding, and resale of the Securities.

4.	Closing. The time of closing (the “Closing Time”) is to occur no later than 4:00 p.m. (Vancouver Time) on June 1, 2010 (the “Closing Date”). This Subscription Agreement will terminate if the closing has not occurred for any reason by the Closing Time unless the Issuer and the Subscriber mutually agree in writing to extend the Closing Time or the Closing Date. On termination of this Subscription Agreement, any funds advanced to the Issuer will be returned to the Subscriber. At the Closing Time, and subject to the receipt of the Purchase Price, the Issuer will deliver certificates representing the Shares and the Warrants to the Subscriber.

5.	Acknowledgements. The Subscriber acknowledges, confirms and agrees with the following:

(a)	no prospectus or offering memorandum has been delivered to, or summarized for or seen by, the Subscriber, or has been filed by the Issuer with any securities commission, in connection with the issuance of the Securities;

(b)	in making a decision to purchase the Units, the Subscriber has relied solely upon publicly available information relating to the Issuer and this Subscription Agreement and, except as contemplated by Section 5(k) below, not upon any verbal or written representation as to any fact or otherwise made by or on behalf of the Issuer or any employee, agent or affiliate thereof or any other person associated therewith;

(c)	the Subscriber (or, if applicable, others for whom it is acting hereunder) is solely responsible for obtaining such tax and legal advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder (including the resale and transfer restrictions referred to in this Subscription Agreement);

(d)	the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under Canadian securities laws, and rules, policies and regulations thereunder (the “Canadian Applicable Laws”) and, as a consequence of acquiring securities pursuant to this section, certain protections, rights and remedies provided by the Canadian Applicable Laws, including statutory rights of rescission or damages, will not be available to the Subscriber;

(e)	the Securities will be subject to a hold period imposed by Canadian National Instrument 45-102 (“NI 45-102”) as in effect as at the date of this Subscription Agreement and the Closing Date. The certificates representing the Shares will contain legends denoting the restrictions on transfer imposed by NI 45-102 and the Exchange;

(f)	except as provided herein, none of the Securities or the Warrant Shares have been or will be registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or the securities laws of any state and may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a U.S. person (as defined in Rule 902 of Regulation S promulgated under the 1933 Act (“Regulation S”)), which definition includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or company organized or incorporated under the laws of the United States) (a “U.S. Person”) unless registered under the 1933 Act and the securities laws of all applicable states or unless an exemption from such registration requirements is available;

(g)	the Subscriber (and, if applicable, others for whom it is acting hereunder) may not offer, sell or transfer the Securities within the United States or to, or for the account or benefit of, a U.S. Person, unless the Securities are registered under the 1933 Act and the securities laws of all applicable states or an exemption from such registration requirement is available;

(h)	the Securities will be subject to restrictions on resale pursuant to Rule 144 of the 1933 Act and may not be sold except in compliance with Rule 144, or another exemption from the registration requirements under the 1933 Act, or if the Securities are registered under the 1933 Act for resale. The Subscriber understands that unless registered under the 1933 Act, the Warrant Shares will be restricted securities pursuant to Rule 144 and that the restricted period for the Warrant Shares under Rule 144 commences on the date of exercise of the Warrants; and

(i)	upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations or Canadian Applicable Laws, the certificates representing the Securities and the Shares issuable on the exercise of the Warrants (the “Warrant Shares”) and all securities issued in exchange therefore or in substitution thereof, will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

(j)	it understands that if it decides to offer, sell or otherwise transfer the Securities or the Warrant Shares, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

(i)	the transfer is to the Issuer;

(ii)	the transfer is made outside the United States in a transaction meeting the requirements of Rule 903, Rule 904 and Rule 905 (as applicable) of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations, and it understands that the Issuer is NOT a “foreign issuer” as defined in Rule 902 of Regulation S under the 1933 Act, and accordingly additional restrictions may apply to resales of the Securities;

(iii)

the transfer is made in compliance with the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws; and it has prior to such sale furnished to the Issuer an opinion of counsel reasonably satisfactory to the Issuer that such transfer meets the requirements of Rule 144, and that if it is an affiliate of the Issuer, that ongoing Rule 144 restrictions may apply; or

(iv)	the Securities or the Warrant Shares are transferred in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities; and it has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption, in either case reasonably satisfactory to the Issuer;

(k)	it has had the opportunity to ask questions of and receive answers from the Issuer regarding the investment, and has received all the information regarding the Issuer that it has requested;

(l)	it consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein;

(m)	it understands and acknowledges that, except as set forth in this Subscription Agreement, the Issuer has no obligation or present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Securities or the Warrant Shares;

(n)	the office or other address of the Subscriber at which the Subscriber received and accepted the offer to purchase the Securities is the address listed as the “Subscriber’s Address” on the signature page of the Subscription Agreement;

(o)	it understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, disposition or exercise of any of the Securities; the Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such Securities; in particular, no determination has been made whether the Issuer will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code;

(p)	it is acquiring the Securities for its own account and not on behalf of any other person for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States federal and state securities laws;

(q)	the Subscriber is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders, and others have been given to authorize execution of this Subscription Agreement on behalf of the Subscriber;

(r)	the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber; and

(s)

this Subscription Agreement has been duly executed and delivered by the Subscriber and constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles).

6.	Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Issuer, acknowledging that the Issuer will be relying upon such representations and warranties in entering into this Agreement as follows:

(a)	that the Subscriber is resident in the province or jurisdiction indicated on the first page of this Agreement;

(b)	that the Subscriber is purchasing the Securities as “principal” and is an “accredited investor”, as those terms are used in National Instrument 45-106, and the Subscriber has completed Schedule “A” hereto;

(c)	has no knowledge of a “material fact” or “material change”, as those terms are defined in the Canadian Applicable Laws, in the affairs of the Issuer that has not been generally disclosed to the public, save knowledge of this particular private placement (if not yet disclosed);

(d)	is not purchasing the Securities as a result of an advertisement of the Securities in printed media of general and regular paid circulation, radio or television;

(e)	has not received any written or oral representations:

(i)	that any person will resell or repurchase the Securities;

(ii)	that any person will refund the purchase price of the Securities;

(iii)	as to the future price or value of the Securities; or

(iv)	that the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post the Securities for trading on a stock exchange other than the Exchange;

(f)	has had the opportunity to consult its own independent professional advisors with respect to the legal, financial and tax consequences of purchasing the Securities;

(g)	is capable of assessing and evaluating the risks and merits of an investment in the Securities as a result of the Subscriber’s financial, investment or business experience or as a result of advice received from a registered person other than the Issuer or an affiliate thereof, and the Subscriber is able to bear the economic loss of its investment;

(h)

the Subscriber understands that the Issuer has not registered any of the Securities under the United States Securities Act of 1933 (the “1933 Act”) or the applicable laws of any other jurisdiction, in reliance on exemptions from registration. The Subscriber further understands that such exemptions depend upon the Subscriber’s investment intent at the time it acquires the Securities. The Subscriber therefore represents and warrants that it is purchasing the Securities for its own account for investment, not as a nominee or agent, without any present intention to distribute, assign, resell or transfer the Securities in any manner with would result in a violation of Regulation S promulgated under the 1933 Act

(“Regulation “S”) or any other provision of United States securities laws. Except as specifically stated herein, no other person has a direct or indirect beneficial interest in the Securities. Because the Securities are not registered, the Subscriber is aware that it must hold them indefinitely unless they are registered under the 1933 Act or it must obtain exemptions from such registration.

(i)	the Subscriber is not a “U.S. Person” as defined by Regulation S and is not acquiring the Securities for the account or benefit of a U.S. Person. A “U.S. Person” is defined by Regulation S to be any person who is: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts;

(j)	the Subscriber has had the opportunity to review all reports that the Issuer has filed with the U.S. Securities and Exchange Commission as a U.S. domestic issuer;

(k)	to its knowledge, the Subscriber has not purchased the Securities as a result of any form of General Solicitation or General Advertising as these terms are defined in Regulation D under the 1933 Act. The solicitation of an offer to purchase the Securities was directly communicated to the Subscriber. At no time was the Subscriber presented with or solicited by or through any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising in connection with such communicated offer;

(l)	acknowledges that (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities; (ii) there is no government or other insurance covering the Securities; (iii) there are risks associated with the purchase of the Securities; (iv) there are restrictions on the Subscriber’s (or beneficial purchaser’s, if applicable) ability to re-sell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities; and (v) the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the Canadian Applicable Laws and, as a consequence of acquiring the Securities pursuant to an exemption, certain protections, rights and remedies provided by the Act, including statutory rights of rescission and damages, will not be available to the Subscriber;

(m)	is not a “control person” of the Issuer as defined in the Canadian Applicable Laws, will not become a “control person” by virtue of this purchase of any of the Securities, and does not intend to act in concert with any other person to form a control group of the Issuer;

(n)	the funds representing the aggregate subscription price in respect of the Securities which will be advanced by the Subscriber to the Issuer hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and the Subscriber acknowledges that the Issuer may in the future be required by law to disclose the name of the Subscriber and other information relating to this Agreement and the subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of the Subscriber’s knowledge (a) none of the subscription funds provided by the Subscriber (i) have been or will be derived directly or indirectly from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber and, (b) the Subscriber will promptly notify the Issuer if it discovers that any of such representations cease to be true, and to provide the Issuer with appropriate information in connection therewith.

7.	Reliance Upon Representations, Warranties, and Covenants. The Subscriber acknowledges that the foregoing representations and warranties are made by it with the intent that they may be relied upon by the Issuer and its counsel in determining its eligibility to purchase the Shares under the relevant securities laws. The Issuer and its counsel shall be entitled to rely on the representations and warranties of the Subscriber contained hereto and the Subscriber shall indemnify and hold harmless the Issuer and its counsel for any direct losses, claims, costs, expenses, damages or liabilities they may suffer or incur which are caused by or arise from, directly or indirectly, their reliance thereon.

8.	Representations, Warranties and Agreements of the Issuer. The Issuer represents, warrants, and covenants to the Subscriber, and agrees with the Subscriber, that:

(a)	each of the Issuer and its subsidiaries, if any, has been duly incorporated, continued or amalgamated and is validly subsisting and in good standing with respect to the filing of annual returns under the laws of the jurisdictions in which it is incorporated, continued or amalgamated and has all the requisite corporate power and capacity to carry on its business as now conducted and as presently proposed to be conducted by it and to own its assets;

(b)	the Issuer is a reporting issuer in the Provinces of British Columbia, Ontario and Quebec and the Issuer is not on the list of defaulting issuers in any of such Provinces and the Issuer has its shares listed on the Exchange and quoted on the OTC Pink Sheets;

(c)	the Issuer has all requisite power and capacity and good and sufficient right and authority to enter into, deliver and carry out its obligations under this Subscription Agreement and to complete the transactions contemplated under this Subscription Agreement on the terms and conditions set forth herein;

(d)	this Subscription Agreement and the Share Issuance Agreement has been authorized, executed and delivered by the Issuer and constitutes a valid and legally binding obligation of the Issuer enforceable against the Issuer in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles);

(e)	the Issuer hereby grants to the Subscriber a registration right whereby the Subscriber may request in writing that the Issuer file, at the sole cost and expense of the Issuer, a registration statement on Form S-3 or Form S-1 with the U.S. Securities and Exchange Commission in respect of the Shares and/or the Warrant Shares issuable upon exercise of the Warrants, such registration right being wholly conditioned and subject to the Issuer being eligible to file such registration statement at the time of exercise of the registration right. If such registration statement is filed and effective, then the Subscriber agrees to comply with all notices from the Issuer in connection with a suspension of the effectiveness thereof. To the extent securities other the Shares and Warrant Shares of the Subscriber are being registered, such registration shall, to the extent not all securities beneficially owned by the Subscriber can be registered, be made pro-rata among the persons whose securities are being registered based on their holdings. The registration right granted pursuant to this subsection cannot be exercised by the Subscriber on or after that date which is 16 months from the Closing Date;

(f)	The Shares and the Warrants have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and non-assessable. The Warrant Shares have been duly authorized and validly reserved for issuance, and when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable. The stockholders of the Company have no preemptive or similar rights with respect to the Shares.

(g)	Neither the execution and delivery of this Agreement or the Share Issuance Agreement (as hereinafter defined) nor the consummation of the transactions contemplated hereby or thereby will (i) violate any law or other restriction of any governmental authority to which Issuer is subject or any provision of Issuer’s constating documents, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which Issuer is a party or by which it is bound or to which any of its assets is subject, except as would not have a material adverse effect on the business, financial condition or results of operation of Issuer and its subsidiaries, taken as a whole. Issuer is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any governmental authority in order for the parties to consummate the transactions contemplated hereby, except as may be necessary as a result of any facts or circumstances relating solely to Subscriber or any other Person acquiring the Securities on the date hereof;

(h)	The capitalization of Issuer consists of (x) 100,000,000 authorized shares of common shares, of which, as of immediately prior to the Closing Date (and prior to giving effect to any issuances on the date hereof), 89,078,380 are issued and outstanding, and (y) 3,000,000 authorized shares of preferred stock, no par value, [none of which are outstanding]. Except as set forth in its reports filed with the Securities and Exchange Commission as of the date of this Agreement, there are no (x) shares of capital stock or other equity securities or voting securities of Issuer, or (y) securities of Issuer convertible into or exchangeable for shares of capital stock or other equity securities or voting securities of Issuer;

(i)	Assuming the truth and accuracy of the representations contained in Section 6 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the

Securities to the Subscriber in the manner contemplated by this Agreement to register the Securities under the 1933 Act;

(j)	To the knowledge of the Issuer, neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has or had, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act;

(k)	None of the Issuer or any of its affiliates or any other person acting on its or their behalf has (i) directly or indirectly, solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act or (ii) with respect to those Securities offered or sold in reliance upon Regulation S under the 1933 Act (“Regulation S”), engaged in any directed selling efforts within the meaning of Regulation S, and assuming the accuracy of the representations and warranties of the Subscriber herein, all such persons have complied with the offering restrictions requirement of Regulation S;

(l)	There is no material action, suit, proceeding or investigation pending or, to the Issuer’s knowledge, currently threatened against the Issuer or any of its subsidiaries;

(m)	The Issuer has filed with securities regulators in each such jurisdiction all documents required to be filed under Canadian Applicable Laws (collectively the “Issuer Documents”). As of their respective dates, the Issuer Documents complied with Canadian Applicable Laws. The Company Documents taken as a whole (A) constitute full, true and plain disclosure of all material facts relating to the Issuer as required by Canadian Applicable Laws and (B) do not contain a misrepresentation (as such term is defined under Canadian Applicable Laws ); and

(n)	No order to cease or suspend trading of any securities of the Issuer has been issued by any regulatory authority in Canada or the United States and, to the best of the Issuer’s knowledge, no investigations or proceedings for such purposes are pending or threatened;

9.	Reliance Upon Representations, Warranties, and Covenants. The Issuer acknowledges that the foregoing representations and warranties and covenants are made by it with the intent that they may be relied upon by the Subscriber in purchasing the Securities. The Subscriber shall be entitled to rely on the representations and warranties and covenants of the Issuer contained herein and the Issuer shall indemnify and hold harmless the Subscriber for any direct losses, claims, costs, expenses, damages or liabilities they may suffer or incur which are caused by or arise from, directly or indirectly, their reliance thereon.

10.

Survival of Representations and Warranties. The representations and warranties of the Subscriber contained in this Subscription Agreement shall be true at the Closing Date as though they were made at the Closing Date and they shall survive the Closing Date and remain in full force and effect thereafter for the benefit of the Issuer for a period of one year. The representations and warranties of the Issuer contained in this Agreement shall be true at the Closing Date as though they were made at the Closing Date and they shall survive the Closing Date and remain in full force and effect thereafter for the benefit of the Subscriber for a period of one year. The covenants of the Corporation in Section 8(e) shall survive the Closing Date.

11.	Conditions Precedent to Closing: The closing of the purchase and sale of the Shares shall be subject to the following conditions being satisfied at or prior to the Closing Time:

(i)	receipt by the Issuer of this Subscription Agreement and attached Appendices and Schedules, as applicable, all duly completed and executed by the Subscriber;

(ii)	receipt by the Issuer of the Purchase Price in accordance with this Subscription Agreement;

(iii)	receipt by the Subscriber of the certificates representing the Shares and the Warrants;

(iv)	the Issuer not being aware of any representation or warranty made by the Subscriber in this Subscription Agreement not being true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date);

(v)	receipt of such other documents relating to the transactions contemplated by this Subscription Agreement as the Issuer or its counsel may reasonably request;

(vi)	the Issuer shall have obtained all governmental, regulatory or third party consents and approvals necessary for the sale of the Securities and the issuance of the Warrant Shares, including, without limitation, the conditional approval of the Exchange to the private placement of the Units, and to the listing on the Exchange of the Shares and of the Warrant Shares;

(vii)	the Subscriber not being aware of any representation or warranty made by the Issuer in this Subscription Agreement not being true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date);

(viii)	the Issuer executing and delivering to the Subscriber the share issuance agreement (the “Share Issuance Agreement”) attached hereto as Schedule “C”;

(ix)	the Closing Date occurring no later than June 1, 2010 (unless extend by mutual written agreement of the Issuer and the Subscriber); and

(x)	completion of a due diligence conference call the results of which are satisfactory to the Subscriber, acting reasonably; and

(xi)	satisfactory Canadian corporate and securities legal opinions.

12.	Amendment. This Agreement may not be modified, changed, discharged or terminated except by an instrument in writing, signed by the parties against whom any waiver, change, discharge or termination is sought.

13.	Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Issuer or the Subscriber without the prior written consent of the other party.

14.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto.

15.	Interpretation. The sections and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement. Words imparting the neuter gender include the masculine or feminine gender and words in the singular include the plural and vice versa.

16.	Notices. All notices and other communications provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or by facsimile or other electronic means indicating the date of receipt and the signatures of the parties:

(a)	If to the Issuer, at the following address:

Golden Queen Mining Co. Ltd.

6411 Imperial Ave.

West Vancouver, BC V7W 2J5

Facsimile: (604) 921-9446

Attention: Mr. Lutz Klingmann

(b)	If to the Subscriber, at the following address:

Gammon Gold Inc.—Executive Office

56 Temperance Street, Suite 501

Toronto, Ontario M5H 3V5

Facsimile: (416) 646-3828

Attention: Chief Executive Officer

17.	Binding Effect. The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, as the case may be.

18.	Notification of Changes. The parties hereby covenant and agree to notify the other party upon the occurrence of any event prior to the Closing which would cause any party’s representations, warranties or covenants contained in this Agreement to be false or incorrect.

19.	Entire Agreement. This Subscription Agreement including all schedules hereto (the “Subscription Agreement”) constitutes the entire agreement between the Subscriber and the Issuer with respect to the Securities, and other than the Share Issuance Agreement there are no other agreements, warranties, representations, conditions or covenants, written or oral, express or implied, in respect of, or which affect, the transaction herein contemplated.

20.	Costs. The Subscriber acknowledges and agrees that except as may otherwise be provided for in this Subscription Agreement, all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Units to the Subscriber will be borne by the Subscriber.

21.	Further Assurances. The Subscriber and Issuer will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Subscription Agreement.

22.	Counterparts and Facsimile. This Subscription Agreement may be executed in counterparts or by facsimile or both, each counterpart or facsimile of which will be deemed to be an original, but all of which, taken together, and delivered will constitute one and the same agreement. This Subscription Agreement will not be effective as to any party hereto until such time as this Subscription Agreement or a counterpart thereof has been executed and delivered, by facsimile or otherwise, by each party hereto.

23.	Collection of Personal Information. The Subscriber acknowledges and consents to the fact that the Issuer and/or its counsel are collecting the Subscriber’s personal information for the purpose of fulfilling the terms of this Subscription Agreement. The Subscriber further acknowledges and consents to the fact that the Issuer and/or its counsel may be required by applicable securities laws to provide securities regulatory authorities with any personal information provided by the Subscriber, according to the requirements of the applicable securities laws. In particular, the Subscriber consents to the disclosure of Personal Information by the Issuer to the Ontario Securities Commission as provided in Schedule “B” hereto.

Schedule “A”

SUBSCRIBERS CERTIFICATE

TO: GOLDEN QUEEN MINING CO. LTD.

In connection with the purchase by the undersigned subscriber (the “Subscriber”) of Securities of Golden Queen Mining Co. Ltd. (the “Issuer”), the Subscriber hereby represents, warrants, covenants and certifies to the Issuer that:

1.	the Subscriber is resident in a Province or Territory of Canada;

2.	the Subscriber is purchasing the Securities as principal for its own account;

3.	the Subscriber is an “accredited investor” within the meaning of National Instrument 45-106 Prospectus and Registration Exemptions by virtue of satisfying the indicated criterion as set out in Appendix I to this certificate (YOU MUST ALSO INITIAL APPENDIX I ON THE NEXT PAGE);

4.	The above representations, warranties and covenants will be true and correct both as of the execution of this certificate and as of the Closing Time; and

5.	The foregoing representations, warranties and covenants are made by the undersigned with the intent that they be relied upon in determining its suitability as a purchaser of the Securities and the undersigned undertakes to immediately notify the Issuer, of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the closing time of the purchase and sale of the Securities.

Terms in initial capital letters not defined herein have the meaning ascribed to them in the Subscription Agreement to which this Certificate pertains.

Dated:                                                  , 2010.

Name of Subscriber

By:
Signature (authorized signatory)

Title

Appendix I to Schedule “A”

CANADIAN ACCREDITED INVESTOR ACKNOWLEDGEMENT

(YOU MUST INITIAL WHERE APPLICABLE)

Accredited Investor - (defined in National Instrument 45-106) means:

(a)	a Canadian financial institution, or a Schedule III bank;

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

(j)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

(k)	an individual whose net income before taxes exceeded $200 000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300 000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

(n)	an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 and 2.19 of National Instrument 45-106, or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of National Instrument 45-106;

(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q)	a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund

(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function

(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(v)	a person that is recognized or designated by the appropriate securities regulatory authority as

(i) an accredited investor, or

(ii) an exempt purchaser in Alberta or British Columbia after this Instrument comes into force;

For the purposes hereof:

(a)	“financial assets” means cash and securities; and

(b)	“related liabilities” means:

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or
(ii)	liabilities that are secured by financial assets.

All monetary references are in Canadian Dollars.

Schedule “B”

ACKNOWLEDGEMENT - PERSONAL INFORMATION

The Subscriber agrees and provides its consent to:

(a)	the disclosure of Personal Information by the Issuer to the Exchange (as defined below), to the Ontario Securities Commission and any other applicable securities regulatory authorities (the “Commissions”), the Issuer’s registrar and transfer agent, legal counsel and any other party involved in the purchase and sale of the Purchased Securities;

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described below, in footnote (1), or as otherwise identified by the Exchange, from time to time; and

(c)	the collection, use and disclosure of Personal Information by the Commissions as described below in footnote (2).

1.	TSX Group and its affiliates, authorized agents, subsidiaries and divisions, including the Toronto Stock Exchange and the TSX Venture Exchange (collectively referred to as the “Exchange”) collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

(a)	to conduct background checks;

(b)	to verify the Personal Information that has been provided about each individual;

(c)	to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant;

(d)	to consider the eligibility of the Issuer or Applicant to list on the Exchange;

(e)	to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates;

(f)	to conduct enforcement proceedings; and

(g)	to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations service providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a)	to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b)	on the Exchange’s website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.

2.	The Commissions may indirectly collect the Personal Information under the authority granted to them by securities legislation. The Personal Information is being collected for the purposes of the administration and enforcement of the securities legislation of the jurisdiction of each such Commission.

For questions about the collection of Personal Information by the Ontario Securities Commission, please contact the Administrative Assistant to the Director of Corporate Finance, Suite 1903, Box 5520 Queen Street West,

Toronto, Ontario, M5H 3S8, (416) 593-8086.

Schedule “C”

SHARE ISSUANCE AGREEMENT

THIS SHARE ISSUANCE AGREEMENT (the “Agreement”) dated as of the 1st day of June, 2010.

BETWEEN:

GOLDEN QUEEN MINING CO. LTD., a company existing under the laws of the Province of British Columbia.

(hereinafter called the “Corporation”)

OF THE FIRST PART

– and –

GAMMON GOLD INC., a company existing under the laws of Québec.

(hereinafter called “Gammon”)

OF THE SECOND PART

WHEREAS

A.	as of the date hereof, Gammon owns of record and beneficially (i) 5,000,000 common shares of the Corporation (the “Common Shares”), representing approximately 5.3% of the outstanding Common Shares and (ii) 2,500,000 warrants (the “Warrants”) to acquire and aggregate of 2,500,000 Common Shares (the “Warrant Shares”);

B.	the Corporation and Gammon agree that the terms, provisions and conditions set forth in this Agreement shall govern the rights of Gammon to subscribe for additional treasury securities of the Corporation;

NOW THEREFORE in consideration of one dollar ($1.00) now paid by each party hereto to the other and of the mutual promises contained herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 – SUBSCRIPTION RIGHT

1.1	Subscription Right – Offering of Equity Securities

If at any time during the term of this Agreement the Corporation determines to offer or issue any Equity Securities the Corporation will, not less than 2 business days after the date on which the proposed offering is publicly announced by the Corporation, give notice of the proposed offering to Gammon. The notice shall specify the total number and type of Equity Securities to be offered, the issue price for each such security and the closing date of the offering. The notice shall provide Gammon with the right to acquire, in accordance with and under the offering, only that number of Equity Securities as will enable Gammon and its affiliates to own, after the completion of the offering, the same percentage of Common Shares (calculated on a fully-diluted basis only with respect to those Equity Securities, if any, offered in connection with such offering that are not Common Shares) as Gammon and its affiliates owned immediately before the date on which the notice was given.

A right to acquire contained in a notice shall be open for acceptance by Gammon in writing to the Corporation for a period of 5 business days from the date on which notice was given by the Corporation to Gammon. Gammon and the Corporation shall complete the purchase and sale of the Equity Securities to be issued to Gammon concurrently with the closing of the related offering. For greater certainty, the Corporation shall not be obligated to issue any Equity Securities to Gammon if the related offering does not close. The parties agree that any amendments to the proposed offering of Equity Securities by the Corporation will trigger the requirement for a new notice to Gammon as contemplated above, such notice to be provided to Gammon by the Corporation within 2 business days of the Corporation amending the terms of such proposed offering.

The rights contained in this Section 1.1 and the obligations of the Corporation thereunder shall not apply to (i) the grant of stock options (or the issuance of Common Shares resulting from the exercise of such options) under any stock option plan of the Corporation; or (ii) Equity Securities issuable upon the exercise of securities convertible into or exercisable for Common Shares (other than stock options) which are outstanding on the date of this Agreement.

1.2	Term of Agreement; Termination

(a)	The term of this Agreement shall commence at midnight (Toronto time) on June 1, 2010.

(b)	This Agreement shall automatically terminate and be of no force and effect on the earlier of (i) the date that the Gammon ceases to own that number of Common Shares that represent at least 3%, other than as a result of the issuances of securities in accordance with the last paragraph of section 1.1, of the then issued and outstanding Common Shares; and (ii) the date the Permitted Assign, if any, ceases to be an affiliate of Gammon.

(c)	Upon termination of this Agreement, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

1.3	Definitions

(a)	For the purposes of this Agreement the term:

(i)	“affiliate” has the meaning ascribed to that term under the Securities Act (Ontario); and

(ii)	“Equity Securities” means Common Shares and securities convertible into Common Shares or representing the right or obligation to acquire Common Shares;.

ARTICLE 2 – MISCELLANEOUS

2.1	Entire Agreement

This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

2.2	Notices

(a)	All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission (with confirmation) and on the next business day when sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Gammon:

GAMMON GOLD INC. – EXECUTIVE OFFICE

56 Temperance Street, Suite 501

Toronto, Ontario M5H 3V5

Facsimile: (416) 646-3828

Attention: Chief Executive Officer

If to the Corporation:

GOLDEN QUEEN MINING CO. LTD.

6411 Imperial Avenue

West Vancouver, BC V7W 2J5

Facsimile: (604) 921-9446

Attention: Mr. Lutz Klingmann

2.3	Governing Law

This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the Province of British Columbia and the laws of Canada applicable therein (excluding any rule or principle of the conflict of laws which might refer such interpretation to the laws of another jurisdiction). Each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of British Columbia and all courts having appellate jurisdiction thereover in any proceeding arising out of or relating to this Agreement commenced in such court by any party against any other party or parties (a “Permitted Action”), and each party waives, and will not assert by way of motion or otherwise, as a defence or otherwise in any Permitted Action, any claim that it is not subject to the jurisdiction of the court to whose jurisdiction it has submitted in this Agreement, that such Permitted Action is brought in an inconvenient forum, that the venue of such Permitted Action is improper or that the subject matter of such Permitted Action may not be enforced in or by such court, and will not seek and hereby waives, in any proceeding brought to obtain an order or judgment for the recognition or enforcement of any final judgment rendered in a Permitted Action, any review by any court of any other jurisdiction of or pertaining to the merits of any Permitted Action, whether or not such party fails to appear in or defend the Permitted Action.

2.4	Severability

If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of such provision and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

2.5	Execution in Counterpart

This Agreement may be executed in one or more counterparts (by manual or facsimile signature), each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and receipt of a facsimile version or PDF Version of an executed signature page by a party shall constitute satisfactory evidence of execution of this Agreement by such party.

2.6	Headings

All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

2.7	Costs

Each party will bear its own costs and expenses in connection with this Agreement including, without limitation, fees for their respective legal counsel, brokers, accountants and other professional advisors.

2.8	Amendment and Waiver

This Agreement or any provision hereof may not be amended except in writing signed by each of the parties hereto expressly so modifying such agreement or provision. The agreements set forth in this Agreement may be modified or waived only in writing by the party to whom such compliance is owed. It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

2.9	Assignment

Neither party may assign this Agreement or any interests, rights or benefits therein or thereunder without the prior written consent of the other party. Notwithstanding the foregoing, Gammon shall be permitted to assign this Agreement to any affiliate of Gammon (a “Permitted Assign”) and any Permitted Assign shall be permitted to assign this Agreement to Gammon or any affiliate of Gammon.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

GOLDEN QUEEN MINING CO. LTD.

Per:
Authorized Signatory

GAMMON GOLD INC.

Per:
Authorized Signatory

[END OF DOCUMENT]